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                                                              Exhibit (a)(2)

November 8, 1996


Mr. Christopher D. Jenkins
390 South Grand Avenue
Pasadena, California 91105

Dear Mr. Jenkins:

This letter will constitute the Employment Agreement ("Agreement") between The Todd-AO Corporation, ("the Company"), and Christopher D. Jenkins, "you".

In consideration of the mutual covenants and agreements contained herein, and other good and valuable conditions, the Company and you agree as follows:

     1. EMPLOYMENT AND SERVICES: The Company hereby agrees to employ you as President and a rerecording sound mixer of Todd-AO Studios (a subsidiary of the Company), and as Senior Vice President of the Company, and you agree, commencing January 1, 1997 ("the commencement date"), to perform your exclusive and full-time services in those capacities for the Company upon the terms and conditions herein set forth. In addition and/or alternatively, you shall perform such services as requested from time to time by the President of The Todd-AO Corporation which are attendant to the position of President and Rerecording Sound Mixer of Todd-AO Studios, and Senior Vice President of the Company.

     2. TERM: The term of this Agreement shall be for a period of four (4) years, commencing January 1, 1997 and terminating on December 31, 2000 subject to Section 6.

     3. COMPENSATION: As full compensation for all your services rendered under this Agreement, you will receive the applicable union rate (Y-1 daily supervisor's rate) plus 300%. For mixing services in excess of 9 hours per day or 45 hours per week or on weekends, you will receive overtime premiums at the applicable Y-1 daily overtime rate plus 300%. The compensation shall be paid on the Company's regular paydays during the Term subject to the usual and required employee payroll deductions and withholding for federal, state and local taxes, social security and similar payments.

          a.   ADDITIONAL COMPENSATION:  See Schedule A attached.

     4. SPECIAL CONDITIONS: Special Conditions under this contract, which are not specifically included herein, are covered in Schedule A attached, which Schedule shall be considered a part of this Agreement.


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Mr. Christopher D. Jenkins
Employment Agreement
November 8, 1996
Page Two


     5. BENEFITS: During the Term of this Agreement, you shall be entitled to such fringe benefits as are made available to all eligible employees including the following:

          a. BUSINESS EXPENSES: The Company shall reimburse you for your reasonable and necessary business expenses in accordance with its then prevailing policy (which shall include appropriate itemization and substantiation of expenses incurred).

          b. VACATION: Vacation time shall accrue and you shall be entitled to three (3) weeks paid vacation each year which can be taken at mutually agreed upon times.

          c. GROUP INSURANCE & PENSION: If eligible, you shall be entitled to participate in any prevailing Motion Picture Health & Welfare and Pension plans under the same terms and conditions as all eligible employees (except that solely for purposes of determining pension contributions your mixing compensation will be calculated on the basis of 56 hours per week, excluding vacation periods); and

          d. OTHER BENEFITS: If eligible, you shall be entitled to participate in any other fringe benefits which the Company may provide from time to time for all eligible employees.

     6.   TERMINATION:  The Company may terminate your services in the event of:

          a.   DEATH:  In the event of your death.

          b. DISABILITY: Your having suffered a disability, total or partial, mental or physical, by reason of which you have not performed your obligations hereunder for six (6) consecutive months or shorter periods aggregating more than six (6) months in any twelve (12) month period; or

          c. FOR CAUSE: (1) If you engage in a wilful act which constitutes a fraud or a felony, and which results in an injury to the Company or its reputation, (2) If you are convicted of or plead guilty to a felony, (3) Your breach of any of the terms or provisions of this Agreement, and/or (4) Your failure to perform your duties and obligations under this Agreement in a satisfactory manner and you have received prior notification that your performance is not satisfactory.

     7. COMPENSATION UPON TERMINATION: If your employment is terminated by the Company pursuant to Section 6 above, you shall be entitled to receive compensation through the date of such termination and shall receive any incurred but not reimbursed business expenses and accrued and unused vacation time as of the date of termination.


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Mr. Christopher D. Jenkins
Employment Agreement
November 8, 1996
Page Three


     8. INTELLECTUAL PROPERTY: For purposes of this Agreement, "Included Inventions" shall mean all patents, developments, designs, creations, improvements, original works of authorship, copyrights, formulas, processes, know how, techniques and/or inventions made or conceived or reduced to practice during the Term of this Agreement or reduced to practice within 12 months after termination of this Agreement, that relate in any way to computer graphics, visual effects, audio and visual production and post production, film, television, cable, CD ROM, multi-media, or any other business now or hereafter conducted by the Company or its affiliates. Excluded from the foregoing definitions of "Included Inventions" are any inventions developed entirely on your own time without using the Company's equipment, supplies, facilities or Proprietary Information (as hereafter defined).

          a. DISCLOSURE AND OWNERSHIP: You agree to promptly disclose all "Included Inventions" to the Company. All "Included Inventions" shall be the sole and exclusive property of the Company and you hereby assign to the Company all of your right, title and interest in such "Included Inventions".

          b. FURTHER ASSURANCES: You will assist the Company in applying for and obtaining patents, copyrights and/or other protection for the "Included Inventions" (during the Term of this Agreement and thereafter) provided that you will be reasonably compensated if the Company requests your assistance after termination of this Agreement. You will sign such additional documents as the Company may request in order to confirm the Company's rights to "Included Inventions". In the event the Company is unable to obtain your signature on any document needed to apply for, obtain or enforce any intellectual property rights relating to any "Included Inventions" for any reason whatsoever (including without limitation your refusal, unavailability or incapacity), you hereby irrevocably appoint Salah M. Hassanein or Silas R. Cross, or either of them acting alone, with full power of substitution, as your agent and attorney in fact to act for and on your behalf in connection with the execution and filing of any such document with the same legal force and effect as if such acts were performed by you.

     9. BUSINESS CODE OF CONDUCT: Attached hereto and made a part of this Agreement is the Company's Business Code of Conduct. You confirm that you have read, understand and will comply with the terms of such and any reasonable amendments which you receive thereto.

     10. PROPRIETARY INFORMATION: In the course of your service to the Company you may have access to confidential specifications, know-how, strategic or technical data, programs, computer software, processes, business documents or information, marketing data, confidential customer lists and sources of supply and trade secrets all of which are


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Mr. Christopher D. Jenkins
Employment Agreement
November 8, 1996
Page Four


          confidential and may be proprietary. For purposes of this Agreement, "Proprietary Information" shall include all items enumerated in the preceding sentence to which you have access, whether conceived or developed by third parties, by you alone and/or with others, during normal working hours or thereafter. Proprietary Information shall not include information which is in the public domain unless as a consequence of unauthorized disclosure.

          a. NONDISCLOSURE: During the Term of your employment and for a period of three (3) years thereafter, you will not use Proprietary Information in a manner adverse to the Company's interests nor disclose Proprietary Information, directly or indirectly, to any person other than the Company or authorized employees thereof at the time of such disclosure, or as otherwise specifically instructed by the Company, and in each case only to the extent reasonably required.

          b. AGREEMENTS WITH THIRD PARTIES: You will individually observe the confidentiality provisions of any Nondisclosure or similar agreement entered into by the Company and known to you with respect to information received by the Company which may be proprietary to third parties.

          c. RETURN OF INFORMATION: Upon termination of your employment, you shall deliver to the Company all embodiments of Proprietary Information (including without limitation notes, letters, documents, computer files and other records) which are then in your possession or control and shall not retain any copies of summaries thereof.

     11. PROTECTIVE COVENANTS: You acknowledge that you are a key employee whose specialized skills, abilities and contacts are important to the success of the Company, and agree that you will faithfully and strictly adhere to the following covenants:

          a. NONSOLICITATION OF EMPLOYEES: In the event you voluntarily terminate your employment during the Term, or your employment is terminated by the Company for cause, as that term is defined in
               Section 6, subsection c, of this Agreement, you covenant and agree that you shall not, within one (1) year after the date of such termination of employment, divert, solicit, recruit or hire, or attempt to divert, solicit, recruit or hire, directly or by assisting others, any other employee of the Company or any person who is an employee of the Company, whether or not such employee is a full-time employee or a temporary employee of the Company and regardless of whether such employment is pursuant to written agreement, for a determined period, or at will.

Mr. Christopher D. Jenkins
Employment Agreement
November 8, 1996
Page Five


     12. REMEDIES: It is specifically understood and agreed that any breach of the provisions of Section 10 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by you and seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     13. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or breach hereof, other than matters pertaining to injunctive relief including, without limitation, temporary restraining orders, preliminary injunctions, and permanent injunctions, shall be settled in the following manner:

          a. NONBINDING MEDIATION: Upon written request of either party, a retired judge of the California Superior Court, Court of Appeals or Supreme Court shall be mutually agreed upon by the parties to engage in nonbinding mediation of the dispute. In the event said nonbinding mediation does not result in a resolution of the dispute, the parties will proceed to final and binding arbitration as set forth in subsection b below.

          b. BINDING ARBITRATION: In the event the parties have been unable to resolve the dispute after nonbinding mediation, they shall select a retired judge of the California Superior Court, Court of Appeals or Supreme Court to decide the matter. Any judgment issued by the arbitrator shall be final and binding.

               The parties hereby agree that the arbitrator shall not have jurisdiction to award other than monetary damages. In the event the arbitration issue involves a dispute under Section 6 Termination, the arbitrator's authority to award damages is limited to the provisions of Section 7 Compensation Upon Termination.

               The parties wish to preserve all discovery rights and specifically incorporate the provisions of California Code of Civil Procedure, Sec. 1283.05 into this Agreement by reference.

               Each party shall bear its own costs and attorney's fees. The arbitrator's fee shall be divided equally between the parties. Such arbitration shall take place in Los Angeles, California unless otherwise agreed to, in writing, by the parties.


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Mr. Christopher D. Jenkins
Employment Agreement
November 8, 1996
Page Six


     14. ATTORNEYS' FEES: Except as provided in Section 13 (Arbitration), if a party to this Agreement (or any successor in interest to either party) based on the performance, breach or interpretation of this Agreement, each of the parties shall pay for their own respective costs and attorney's fees regardless of the outcome of any litigation or proceeding.

     15. NOTICES: All notices, requests, consents and other communications required or permitted to be given hereunder shall be written and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid as follows:

                    You                 Christopher D. Jenkins
                                        390 S. Grand Avenue
                                        Pasadena, California 91105

                    The Company         The Todd-AO Corporation
                                        Attn:  Kate Reck
                                        900 N. Seward Street
                                        Los Angeles, California 90038

          or at such other addresses as either party may specify by written notice to the other.

     16.  GENERAL:

          a. ENTIRE AGREEMENT AND MODIFICATION: This Agreement sets forth the entire agreement and understanding of the parties hereto, and, effective on the commencement date hereof, supersedes all prior agreements, arrangements, and understandings. No representation, promise or inducement has been made by either party that is not embodied in this Agreement. This Agreement may only be modified by an agreement in writing executed by both parties hereto.

          b. SUCCESSORS: This Agreement shall be binding upon, and shall inure to the benefit of the successors and assigns of the Company.

          c. GOVERNING LAW: This Agreement shall be construed under and governed by the laws of the State of California.

          d. SECTION HEADINGS: The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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Mr. Christopher D. Jenkins
Employment Agreement
November 8, 1996
Page Seven


          e. SEVERABILITY: In the event that any provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby.

If this sets forth our agreement, please sign and return a copy of this letter

                                        Very truly yours,

                                        THE TODD-AO CORPORATION



                                        By        /s/  Salah M. Hassanein
                                          ------------------------------------
                                                       Salah M. Hassanein
                                                        President & CEO





AGREED:



     /s/  Christopher D. Jenkins                       Date       2-15-97
   -------------------------------                         -------------------
          Christopher D. Jenkins

Attachment:    Schedule A
               Business Code of Conduct


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                                   SCHEDULE A

                               SPECIAL CONDITIONS

Section 3a of Employment Agreement dated November 8, 1996:

                             ADDITIONAL COMPENSATION

MANAGEMENT SERVICES: For Management and administrative services, you will receive the sum of One Hundred Thousand Dollars ($100,000.00) per annum, which you may elect to receive in cash, weekly or biannually at your option, as deferred compensation or in Todd-AO Class A Common Stock, or in any combination of the foregoing as determined by you on or prior to January 1 of each year by written notice to the Company. In the event no notice is given, you will be deemed to have elected to receive cash.

AUTOMOBILE ALLOWANCE: You will receive an annual Automobile Allowance of Five Thousand Dollars, ($5,000.00), payable weekly on the Company's regular paydays during the Term subject to the usual and required employee payroll deductions and withholding for federal, state and local taxes, social security and similar payments.








AGREED:                                                     Date    2-15-97
                                                                --------------


By:  /s/  Christopher D. Jenkins           By:  /s/  Salah M. Hassanein
   --------------------------------           ----------------------------
          Christopher D. Jenkins                     Salah M. Hassanein
                                                      President & CEO